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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in this Registration Statement of Micron Technology, Inc. on Form S-8 of our report dated September 28, 1998, except the Subsequent Event Note which is as of October 19, 1998, on our audits of the consolidated financial statements of Micron Technology, Inc. as of September 3, 1998 and August 28, 1997 and for each of the three years in the period ended September 3, 1998, which report is included in the Annual Report on Form 10-K (File No. 1-10658).

PricewaterhouseCoopers LLP
Boise, Idaho
January 26, 1999